EXHIBIT 3.52

STATE OF WASHINGTON	APPLICATION TO FORM A
SECRETARY OF STATE	LIMITED LIABILITY COMPANY
(Per Chapter 25.15 RCW)
FEE: $175

•	Please PRINT or TYPE in black ink	EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY INCLUDE FEE AND
•	Sign, date and return original AND ONE COPY to:	WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE
CORPORATION’S DIVISION
801 CAPITOL WAY SOUTH – P.O. BOX 40234
OLYMPIA, WA 98504-0234
FILED: / / UBI: 602 791 556

•	BE SURE TO INCLUDE FILING FEE. Checks should be made payable to	CORPORATION NUMBER:
“Secretary of State”

Important Person to contact about this filing	Daytime Phone Number (with area code)
Tracey Fraser	678-514-4338

CERTIFICATE OF FORMATION

NAME OF LIMITED LIABILITY COMPANY (LLC) (Must contain the word “Limited Liability Company” “Limited Liability Co.” “L.L.C.” or “LLC”)
RTM Sea-Tac, LLC

ADDRESS OF LLC’S PRINCIPAL PLACE OF BUSINESS

Street Address (Required)	1155 Perimeter Center West	City	Atlanta	State	GA	ZIP	30338

PO Box (Optional - Must be in same city as street address) ZIP (If different than street ZIP)

EFFECTIVE DATE OF LLC (Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State)
☒ Specific Date: 12/30/2007 ☐ Upon filing by the Secretary of State

DATE OF DISSOLUTION (if applicable)	MANAGEMENT OF LLC IS VESTED IN ONE OR MORE MANAGERS
☒ Yes ☐ No

>>>PLEASE ATTACH ANY OTHER PROVISIONS THE LLC ELECTS TO INCLUDE<<<

NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT
Name Corporation Service Company

Street Address (Required)	6500 Harbour Heights Pkwy, Suite 400	City	Mukilteo	State	WA	ZIP	98275

PO Box (Optional – Must be in same city as street address)______________________ ZIP (if different than street ZIP)____________ I consent to serve as Registered Agent in the State of Washington for the above named LLC. I understand it will be my responsibility to accept Service of Process on behalf of the LLC; to forward mail to the LLC; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

Corporation Service Company

By: See Attached

Signature of Agent Printed Name Date

NAMES AND ADDRESSES OF EACH PERSON EXECUTING THIS CERTIFICATE (if necessary, attach additional names and addresses)

Printed Name	Robert Q. Jones, Jr.	Signature	/s/ROBERT Q. JONES, JR.

Address	1155 Perimeter Center West	City	Atlanta	State	GA	ZIP	30338

Printed Name		Signature

Address		City		State		ZIP

Printed Name		Signature

Address		City		State		ZIP

INFORMATION AND ASSISTANCE – 360/753-7115 (TDD – 360/753-1485)

CONSENT TO SERVE AS REGISTERED AGENT

Corporation Service Company hereby consents to serve as Registered Agent in the state of Washington for the following company:

RTM SEA-TAC, LLC

We understand that as registered agent it will be our responsibility to receive service of process on behalf of the company; to forward mail to the company; and to immediately notify the office of the Secretary of State if we resign as registered agent, or if we change our Registered Office Address.

Corporation Service Company

By:	/s/ STEPHEN E. ELIAS	Date: 12/24/07

Stephen E. Elias, Asst. Vice President